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EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We consent to the incorporation by reference in this registration statement (Form S-1) and related prospectus of Dexcom, Inc. for the registration of 57,500 shares of its common stock with respect to the reference to our firm under the caption "Experts" and to the incorporation by reference therein of our report dated February 17, 2006, except for Note 11, as to which the date is April 4, 2006 with respect to the financial statements of Dexcom, Inc. included in its Registration Statement (Form S-1 No. 333-133032) filed with the Securities and Exchange Commission.

/s/ ERNST & YOUNG LLP
San Diego, California April 25, 2006

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  EXHIBIT 23.2
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM